Exhibit 99.1

Tin Mok Appointed to

Faraday Future’s Board of Directors as an Executive Director

Los Angeles, CA (January 26, 2023) - Faraday Future (“FF,” “FFIE,” or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that Mr. Tin Mok, Global Executive Vice President of Global User Ecosystem at Faraday Future, has been appointed to FFIE’s Board of Directors as an executive director effective January 25, 2023. On the same date, the Board also appointed Mr. Tin Mok as a member of the Board’s Finance and Investment Committee.

On the same date, FFIE’s Selection Committee, which was established pursuant to the Heads of Agreement among FFIE, FF Top Holding LLC (“FF Top”) and FF Global Partners LLC (“FFGP”), approved Mr. Mok’s nomination for election to the Board at FFIE’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) as one of FF Top’s Designees. The company is in the process of selecting a date for 2023 Annual Meeting, which it expects to announce soon.

Mr. Mok is the Global Executive Vice President of Faraday Future, he is also a member of the board of managers of FF Global Partners, as well as the member its Executive Committee. Mr. Mok oversees the Global User Ecosystem team which includes the strategy development and execution of FFIE’s Brand & Marketing Communications, O2O Sales and aftersales, User Operations as well as the establishment of the Eco-O2O Direct Sales System. Mr. Mok is a senior leader with over 15 years of executive experience in the global consumer electronics, high-tech Internet industries and intelligent electric vehicle industries and was a core executive who participated in the early establishment of FF. Prior to that, Mr. Mok served as the chief marking officer of the LeEco Holdings and the CEO of LeEco Holdings Asia Pacific, where he successfully helped LeEco Holdings develop the United States, Mainland China, India, Hong Kong, China and the global markets including the Asia-Pacific region. Mr. Mok also served as vice president of Meizu Technology Co. Ltd, where he was responsible for the Chinese local and global rollout and expansion of Meizu’s smart products. He has strong experience in global brand marketing, sales, and user operations in the global consumer electronics, smart device, and Internet industries. He led teams at LeEco and Meizu to achieve stellar sales results, brand awareness, and global business expansion. Mr. Mok succeeded in robust penetration of smartphone and smart TV sales in India, Hong Kong, and China markets in a very short period of time repeatedly.

Mr. Mok replaces Mr. Qing Ye on the Company’s Board. Mr. Mok’s appointment is pursuant to the Amended Shareholder Agreement between FFIE and FF Top, and follows the procedures set forth in the Heads of Agreement, by and among FFIE, FF Top and FFGP, as amended, for the nomination of directors for election to the Board at the 2023 Annual Meeting. The Company would like to thank Mr. Qing Ye for his outstanding contributions to the Company during his tenure as a member of the Board of Directors. Pursuant to the Amended Shareholder Agreement, FF Top currently has the right to nominate for election to the Board four designees, subject to the nomination procedures set forth in the Heads of Agreement. Mr. Mok is the first director nominee approved by the Selection Committee. Under the Heads of Agreement, the Board and the Nominating and Corporate Governance Committee will recommend that stockholders vote in favor of, and solicit proxies in favor, the nominees approved by the Selection Committee at the 2023 Annual Meeting.

“We are excited and encouraged to have Mr. Mok join the Company’s Board of Directors at this critical time. Together with the other members of the Board, he will provide the Company with strong experience and leadership as we move full steam ahead towards the launch of the FF 91 Futurist,” said Mr. Adam He, Chairman of FFIE.”

The Company expects to start production of a saleable FF 91 Futurist at the end of March 2023, with deliveries before the end of April, subject to the timely availability of additional funding and timely stockholder approval of an authorized share increase. The Company continues to make progress with testing and validation of the FF 91 Futurist through the Product and Technology Generation 2.0 program (PT Gen 2.0).

The Company also recently announced it has completed manufacturing milestone #6, the completion of construction and equipment installation in vehicle assembly areas. This marks six of the seven manufacturing milestones (the 7th milestone being SOP) that FF laid out late in 2021 to mark its manufacturing achievements towards the start of production of the FF 91 Futurist.

Users can preorder an FF 91 Futurist via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online, (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future is a class-defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet, and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist.

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http://appdownload.ff.com

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www.linkedin.com/company/faradayfuture

NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include, among other things, statements regarding potential timing for holding the 2023 Annual Meeting and the announcement thereof, the anticipated start of production (SOP) and delivery timing for our FF 91 Futurist vehicle, additional funding and timing for receipt thereof and FF stockholder approval of an authorized share increase and the timing thereof, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the Amended Shareholder Agreement between the Company and FF Top, dated as of January 13, 2023, complies with the listing requirements of The Nasdaq Stock Market LLC, the market performance of the shares of the Company’s common stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to satisfy the conditions precedent and close on the various financings previously disclosed by the Company and any future financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the non-binding Cooperation Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on December 23, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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